As filed with the Securities and Exchange Commission on August 22, 2025.

Registration Statement No. 333-289033

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Society Pass Incorporated

(Exact name of Registrant as specified in its charter)

Nevada	001-41037	83-1019155
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Robinson Road, #17-01B, Singapore 068898

(+65) 6518-9382

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Raynauld Liang

Chief Executive Officer

Society Pass Incorporated

80 Robinson Road, #17-01B, Singapore 068898

+65 6518-9382

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lawrence S. Venick, Esq.
Loeb & Loeb LLP
2206-19 Jardine House
1 Connaught Road Central
Hong Kong SAR
Telephone: +852-3923-1111

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Selling Stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 22, 2025

SOCIETY PASS INCORPORATED

UP TO 570,452 SHARES OF COMMON STOCK

This prospectus (this “Prospectus”) relates to the offer and sale from time to time by Jeremy Ong Shu Lin, Ellwood International Limited, Tan Bien Kiat, John Mackay, Jeremy Miller and DJM, LLC (collectively, the “Selling Stockholder”) of up to 570,452 shares of common stock, par value $0.0001 per share (the “common stock”), of Society Pass Incorporated, a Nevada corporation (the “Company”).

We are not selling any securities under this Prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder.

The Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder may sell the shares of common stock described in this Prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Stockholder may sell the shares of common stock being registered pursuant to this Prospectus.

We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution.”

Our principal executive offices are located at 80 Robinson Road, #17-01B, Singapore 068898.

Our common stock is listed on the Nasdaq Capital Market under the symbol “SOPA.” On August 21, 2025, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.45 per share.

We are an emerging growth company under the Jumpstart our Business Startups Act of 2012, or JOBS Act, and, as such, may elect to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on Page 12 of this Prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______, 2025

i

ABOUT THIS PROSPECTUS

This prospectus describes the general manner in which the Selling Stockholder may offer from time to time up to 570,452 shares of common stock. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus or amendment thereto, and the documents incorporated by reference, or to which we have referred you, before making your investment decision. Neither we nor the Selling Stockholder has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus, any prospectus or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (“SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the shares of common stock may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update, or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any prospectus, you should rely on the information in such prospectus, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of common stock pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such a date.

Unless the context indicates otherwise, the terms “Group,” “Company,” “we,” “us” and “our” refer to Society Pass Incorporated., a Nevada corporation, and its subsidiaries.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and therein, and other written and oral statements we make from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future,” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert, or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business development efforts, our prospects for initiating partnerships or collaborations, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations, and intentions.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that we believe could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus and the documents incorporated by reference herein including, but not limited to, the risk factors incorporated by reference from our filings with the SEC. We encourage you to read those descriptions carefully. Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

iii

INDUSTRY AND MARKET DATA

This prospectus includes industry data and forecasts that we obtained from industry publications and surveys, as well as public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on third-party forecasts, management’s estimates and assumptions about our markets and our internal research. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of such information contained in this prospectus. Such data involve risks and uncertainties and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

iv

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, before making an investment decision. Some of the statements in this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus, “Group,” “Company,” “we,” “us,” “our,” and similar references refer to Society Pass Incorporated and its subsidiaries.

Overview

We are, through the operation and acquisition of fintech and e-commerce platforms and mobile applications through our direct and indirect wholly or majority-owned subsidiaries, building the next generation digital ecosystem and loyalty platform in the Southeast Asian (“SEA”) countries of Singapore, Vietnam, Indonesia, Philippines and Thailand.

We currently market to both consumers and merchants in SEA while maintaining an administrative headquarters in Singapore and a software development center in Philippines. We continue to expand our fintech and e-commerce ecosystem throughout the rest of SEA by making selective acquisitions of leading e-commerce companies and applications and through strategic partnerships with technology providers in SEA. Material acquisitions to date include:

●	In February 2021, we acquired an online lifestyle platform of Leflair branded assets (the “Leflair Assets”).

●	In February 2022, we acquired New Retail Experience Incorporated (“NREI”) and Dream Space Company Limited (“Dream Space”) to operate food delivery companies, Pushkart in the Philippines and Handycart in Vietnam, respectively.

●	In May 2022, we acquired Gorilla Networks Pte Ltd and subsidiaries in May 2022 to operate a mobile telecommunications company in Singapore.

●	In July 2022, through our wholly-owned subsidiary, Thoughtful Media Group Incorporated (“TMG”), a Nevada corporation, we acquired a digital marketing company with significant operations in Thailand and the United States.

●	In July 2022, through our wholly-owned subsidiary, NREI, we acquired the assets of Mangan PH Food Delivery Services Corp., a corporation registered in Philippines, (the “Mangan Assets”).

●	In August 2022, we acquired majority control of Singapore-incorporated Nusatrip International Pte Ltd and 100% of the outstanding shares of Indonesia-incorporated PT Tunas Sukses Mandiri, together the “Nusatrip Group”, that give us ownership and operational control of the online and offline Nusatrip travel services marketing platform.

●	In January 2023, through our wholly owned subsidiary Thoughtful Media Group Inc and Adactive Media CA Inc acquired 100% of outstanding capital stock of PT Thoughtful Media Group Indonesia (Formerly known as PT Wahana Cerita Indonesia), an Indonesia-based company operating digital marketing and event organizing.

●	In April 2023, through our 99% owned subsidiary Nusatrip International Pte. Ltd. acquired 100% of the outstanding capital stock of Mekong Leisure Travel Company Limited (changed business nature from Join Stock Company), a Vietnam-based travel agency.

1

●	In July 2023, through our 99% owned subsidiary Mekong Leisure Travel Company Limited acquired 100% of the outstanding capital stock of Vietnam International Travel and Service Joint Stock Company, a Vietnam-based travel agency.

We operate certain verticals in SEA: loyalty, lifestyle, telecommunications, digital media, and travel as we try to create the next generation digital ecosystem and loyalty platform.

Loyalty

The Group spent over three years building a cutting edge, proprietary IT architecture to effectively scale and support our ecosystem’s companies, consumers and merchants (the “Platform”). Using our Society Pass loyalty platform, consumers may earn, and merchants may issue, loyalty points or “Society Points” across our subsidiaries. The Company aggregates data generated across various touch points, builds a realistic view of consumer behavior and uses this data to increase sales across our ecosystem by: cross-pollinating acquired companies with other existing verticals, customer re-targeting, offline and online behavior prediction and cross promotions and loyalty points. The Company ecosystem becomes a key enabler for our users by converting this aggregation of data into creation of loyalty for our ecosystem companies to generate revenue:

●	More revenue generation for merchants leads to creation of customer loyalty;

●	More customer loyalty creation leads to more consumers for merchants;

●	More consumers for merchants lead to greater revenues for merchants, which results in

●	Virtuous cycle of revenue generation and loyalty creation.

Lifestyle

The Group operates an online lifestyle business in Vietnam to enable the consumers to purchase high-end brands of all categories under its own brand name of “Leflair”. Consumers search or review their favorite brands among hundreds of choices in Apparel, Bags & Shoes, Accessories, Health & Beauty, Home & Lifestyle, International, Women, Men and Kids & Babies categories. The platform also allows consumers to order from hundreds of vendor choices with personalized promotions based on purchase history and location. The platform has also partnered up with a Vietnam-based delivery company, Amilo, to offer seamless delivery of product from merchant to consumer’s home or office at the touch of a button. Consumers can place orders for delivery or collect at the Company’s logistics center.

Telecommunications

The Company operates a Singapore-based online telecommunication reseller platform under the brand name of “Gorilla” to enable the consumers to subscribe to overseas internet data. Established in Singapore in 2019, Gorilla offers a full suite of mobile communication services such as local calls, international roaming, data, and SMS texting and network coverage in over 150 countries. Gorilla suspended providing local service in Singapore to focus on international calling plans.

Digital Media

The acquisition of a digital media platform, TMG, amplifies the reach and engagement of the Company’s e-commerce ecosystem and retail partners. Originally founded in 2010, TMG today creates and distributes digital advertising campaigns across its multi-channel network in both SEA and the US. With its intimate knowledge of local markets, digital marketing technology tools and social commerce business focus, advertisers leverage TMG’s wide influencer network throughout SEA to market and sell advertising inventory exclusively with specific placement and effect.

As a result, Thoughtful Media’s content creator partners earn a larger share of advertising revenues from international consumer brands. Thoughtful Media’s data-rich multi-channel network has uploaded over 675,000 videos with over 80 billion video views. The current network of 248 YouTube channels has onboarded over 251 million subscribers with an average monthly viewership of over 600 million views.

2

Travel

The Company acquired the Nusatrip Group, a leading Jakarta-based Online Travel Agency (“OTA”) in Indonesia and across SEA. The Nusatrip acquisition extended SoPa’s business reach into SEA regional travel industry and marked the Company’s first foray into Indonesia. Established in 2013 as the first Indonesian OTA accredited by the International Air Transport Association, Nusatrip pioneered offering a comprehensive range of airlines and hotels to Indonesian corporate and retail customers. With its first mover advantage, Nusatrip has onboarded over 1.2 million registered users, over 500 airlines and over 200,000 hotels around the world as well as connected with over 80 million unique visitors.

Corporate Structure

Society Pass Incorporated (formerly named Food Society, Inc.) is a Nevada corporation that was incorporated on June 22, 2018. Our material operating subsidiaries include:

Nextgen Retail Incorporated (Formerly known as Leflair Incorporated), a Nevada corporation owned by the Company which was formed on December 1, 2021. Nextgen Retail Incorporated owns 100% of SOPA Technology Co Ltd, a company limited by shares incorporated under the laws of Vietnam on October 1, 2019. SOPA Technology Co Ltd operates the Leflair platform.

Nusatrip Incorporated, a Nevada corporation, owns 99% of Nusatrip International Pte Ltd, a Singapore subsidiary, with five wholly owned subsidiaries including Nusatrip Singapore Pte Ltd, a Singapore corporation, Nusatrip Malaysia Sdn Bhd, a Malaysia corporation, PT Tunas Sukses Mandiri, an Indonesia corporation, Mekong Leisure Travel Company Limited and Vietnam International Travel and Service Company Limited, a Vietnam corporations. These companies are engaged in online travel ticketing, reservation and hotel system services.

Thoughtful Media Group Incorporated, a Nevada corporation, which owns digital marketing companies with significant operations in Thailand and other countries in SEA. Thoughtful Media Group Incorporated operates through AdActive Media CA Inc., a California corporation, and Thoughtful (Thailand) Co. Ltd, a Thailand corporation owned 99.75% by the Company, Thoughtful Media Group Company Limited (Formerly known as Hottab Asset Company Limited), a Vietnam corporation, Thoughtful Media (Philippines) Incorporated (Formerly known as SOPA (Phil) Incorporated), a Philippines corporation, PT Thoughtful Media Group Indonesia (Formerly known as PT Wahana Cerita Indonesia), an Indonesia corporation, Thoughtful Media (Singapore) Pte. Ltd. (Formerly known as Hottab Pte Ltd), a Singapore corporation and Thoughtful Media (Malaysia) Sdn Bhd, a Malaysia corporation.

Gorilla Networks Pte Ltd, a wholly owned Singapore corporation that owns several subsidiaries, including Gorilla Mobile Singapore Pte. Ltd.

New Retail Experience Incorporated, a wholly-owned subsidiary in the Philippines, which formerly operated Pushkart and another food delivery platform through Mangan PH Food Delivery Services Corp., a wholly-owned subsidiary in the Philippines.

Follow-on Public Offering

On February 11, 2022, we closed a public offering of 3,484,845 shares of our common and warrants to purchase 3,484,845 shares of our common stock (including the full exercise of the underwriter’s over-allotment option) at a public offering price of $3.30 per share and warrant to purchase one share of common stock. We received aggregate proceeds from the public offering of $11.5 million before deducting underwriting fees and commission and other offering expenses.

3

On August 21, 2023, we entered into a Sales Agreement (the “Sales Agreement”) with Ascendiant Capital Markets, LLC (the “Sales Agent”), acting as the Company’s sales agent, pursuant to which the Company may offer and sell, from time to time, through the Sales Agent, its Common Stock. The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use commercially reasonable efforts consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of Nasdaq to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the Sales Agreement generally, the Sales Agent may sell the common stock by any method permitted by law deemed to be an “at the market” offering as defined by Rule 415(a)(4) and Rule 415(a)(1)(x) promulgated under the Securities Act of 1933, as amended. The Company has agreed to pay the Sales Agent commissions for its services in acting as sales agent in the sale of the common stock at a commission rate equal to 3.0% of the gross sales price per share of common stock sold pursuant to the Sales Agreement, if any, and has agreed to provide the Sales Agent with customary indemnification and contribution rights. The Sales Agreement may be terminated by the Sales Agent or the Company at any time upon written notice to the other party. On May 25, 2024, the Company and the Sale Agent entered into an amendment to the Sales Agreement (the “Amendment”). Pursuant to the Amendment, the aggregate offering price of the Common Stock that will be offered and sold will be up to $1,138,282.

On October 5, 2023, we entered into a structured financing agreement with Strattners FZCO (“Strattners”). Pursuant to the agreement, we shall have the right, but not the obligation, to offer and sell to Strattners up to $40,000,000 shares of common stock, at the Company’s request any time during the commitment period commencing on October 5, 2023 and terminating on the first day of the month next following the 36-month anniversary of October 5, 2023.

Our Growth Strategy

Acquiring other e-Commerce companies and applications in SEA

To complement our organic growth strategy, we will continue to opportunistically acquire regional e-commerce companies and applications to drive revenues and increase the number of registered consumers and merchants in our SoPa ecosystem throughout SEA with particular focuses on Vietnam, Philippines and Indonesia. Our anticipated investments and acquisitions of other e-commerce platforms and applications in different verticals are expected to expand our service offerings and attract new consumers and merchants.

Launching our Loyalty System

In 2024, we market our unique merchant agnostic and universal Society Points to generate additional revenues for merchants and create permanent customer loyalty in SEA. For consumers, Society Points will offer them both a cashless payment option and the ability to spend bonus points accumulated from one consumer vertical such as lifestyle to a separate one such as travel.

Entering into Strategic Partnerships

In 2022, the Company entered into agreements to expand its e-commerce business. Strategic partnerships are vital to the strategy and operations of Society Pass ecosystem as they enable our Platform to offer more value-added services to both our consumers and merchants. We are constructing a regional loyalty alliance comprising of synergistic merchant partners. Through our partnerships, we gain access to our partners’ clients and users at minimal cost where possible and to proliferate the usage of Society Points (when available). From our partnerships, we also enhance our offerings like reliable delivery services through our relationships with delivery service providers and vendor financing options through our partnerships with financial institutions. Our marketing approach to engage strategic partners focuses on the benefits of joining our Loyalty Alliance, stressing the ability to access a larger pool of consumers and clients while reducing marketing expenses via joint marketing efforts like press interviews, brochures and co-branding initiatives with merchants.

4

Maximizing the value of consumer transactions

Growing our consumer base, converting registered consumers into active ones, increasing transaction frequency, and maximizing basket sizes are key growth drivers for our verticals. We are growing our base of registered consumers through a multi-pronged marketing approach across social media, emails, SMS, QR codes, tailored promotional campaigns and public relations engagement. We believe that by serving consumers in all aspects of their daily lives, we create more opportunities to cross-sell and thus maximize our consumer wallet share.

Expanding service offerings to merchants

Merchants are a critical component of our business, thus growing our registered merchant base and serving them with desirable technology and marketing solutions to improve sales, cut costs, and realize operational efficiencies. We onboard merchants through marketing outreach tools such as our websites, public relations, social media and focused sales efforts. In our marketing messages, we attract merchants to our ecosystem by offering them access to our growing consumer base as well as numerous opportunities to optimize their sales, including enhanced customer loyalty through the continuous improvement of our Society Points in 2025.

Expectation of Competition

We operate a loyalty-focused e-commerce ecosystem operates in several verticals. Across these verticals, we compete with other online platforms for merchants, who can sell their products on other platforms or marketplaces.

We also compete with other e-commerce platforms, fashion retailers and restaurants for the attention of the consumer. Consumers have the choice of shopping with any online or offline retailers, large marketplaces or restaurant chains that may also have the ability to build their own independent online platforms. We are able to compete for consumers based on our ability to deliver a personalized e-commerce experience with easy-to-use mobile apps, well-integrated payments and a reliable platform.

Intellectual Property Matters

The Company technology and platform comprise of various copyrightable and/or patentable subject matter owned and/or licensed by the Company’s wholly-owned subsidiary, Society Technology LLC (“Society Technology”), a Nevada limited liability company. Our intellectual property assets additionally include trade secrets associated with the software platform. We successfully carried out development of our multilayer cloud-based software platform from reliance on third parties for payment and loyalty points deployment. As a result, we can monetize our software by making it available in Apple Store and Google Play and compatible with existing payment systems depending on the country’s regulatory requirements.

The Company is currently focusing on using its intellectual property in SEA.

With regard to exclusive and non-exclusive licenses, there is a risk that these licenses could be construed in a manner that imposes unanticipated conditions or restrictions on the Company’s platform. Additionally, if portions of our proprietary software are determined to be subject to an open-source license, or if we do not correctly comply with the terms of the open-source software licenses applicable to our open-source software and technology, it could result in costly litigation or lead to negative public relations.

Occasionally, the Company may be targeted with patent infringement lawsuits or copyright infringement lawsuits. These cases may be brought by non-practicing entities that sustain themselves by suing other companies. Currently, the Company is not aware of any patent or copyright infringement suits against it, or contemplated to be brought against it.

Trademarks

The Company is the owner of multiple registered and common law trademarks in connection with its technology and its services. The names and marks “Society Pass”, “SOPA”, “Leflair”, “#HOTTAB”, “Nusatrip” and other trademarks, trade names, and service marks of Society Pass in this prospectus are the property of Society Pass or its subsidiaries.

The Company arranges the registration of trademarks, trade names, and service marks in the name of Society Technology LLC, its wholly-owned subsidiary created for the purposes of managing all intellectual property matters of the Company. It is not the intent of this Prospectus to delineate each and every trademarkable matter of the Company owned through Society Technology. Without prejudice to the generality of foregoing, Society Technology is, inter alia, the owner of the registered trademarks “Society Pass”, “SOPA”, “Leflair” and “#HOTTAB” in connection with artificial intelligence software, electronic payment services, loyalty programs, SaaS platforms, and other subsets of the Company’s business. Society Pass has 12 trademarks currently registered with the United States Patents and Trademark Office (the “USPTO”) and has two applications with the USPTO pending. Further, Society Technology filed and registered numerous trademarks with the trademark offices of Vietnam, India, Singapore, the Philippines, Malaysia, Indonesia, and Thailand.

5

Legal Proceedings

As of the date of this prospectus, the Company is currently litigating three cases pending in the Supreme Court for the State of New York, New York County.

Two cases are employment actions filed by former employees who seek compensation allegedly due pursuant to agreements with the Company. Both of the employees filed their cases in the Supreme Court of the State of New York, County of New York, in December 2019.

The first action was brought by Rahul Narain, a former employee who claims entitlement to compensation and a bonus totaling $566,000 and 130-195 shares of Company common stock, together with costs. The Company responded to the complaint and also asserted counterclaims. The Company seeks to recover at least $9,000,000 from Narain, plus punitive damages, together with costs, arising from, inter alia, the former employee’s breach of contract, unfair competition, misappropriation of trade secrets and breach of fiduciary duty. The former employee has responded to the Company’s counterclaims and discovery has been conducted. Upon a motion for partial summary judgment, Narain was awarded, with respect to 130 shares of the Company’s common stock, $749,190 as of September 4, 2019, plus interest from that date, and his salary of $10,000 per month for the months of September, October, and November of 2023, plus interest. In that regard, a judgment was entered in the office of the Clerk of the Supreme Court in the amount of $1,082,078.91. The appellate court affirmed that judgment and, thereafter, this judgment on part of Narain’s claims was paid in full. A satisfaction of judgment has been filed reflecting full payment and discharge of the judgment. Narain’s remaining claims and the Company’s counterclaims will be scheduled to be resolved at trial. The trial has not been scheduled yet. The Company intends to continue to defend Narain’s claims and the counterclaims vigorously.

The second action was brought by Thomas O’Connor, a former employee, and CVO Advisors Pte. Ltd. (“CVO”), a company 99% owned by O’Connor, involving claims of entitlement to salary payments and expense reimbursement in the amount of $122,042.60, plus liquidated damages, together with costs. O’Connor also has made claims based on a failure to deliver 1,721 shares of the Company’s common stock. For the 1,721 shares of stock which he contends were not delivered, he alleges damages of approximately $9,918,000, plus interest. In addition, CVO claims entitlement to $8 million in shares of the Company’s Series A Preferred stock. The Company responded to the complaint and also asserted counterclaims against the former employee in the proceeding, seeking at least $9,000,000, plus punitive damages, together with costs, arising from, inter alia, the former employee’s breach of contract, breach of fiduciary duty, tortious interference, and fraud. The former employee has responded to the Company’s counterclaims and discovery has been conducted. Upon a motion for partial summary judgment and after a valuation hearing and decision, O’Connor was awarded, with respect to 1,148 shares of the Company’s common stock, $6,615,934 as of September 12, 2019, plus interest from that date. O’Connor’s remaining claims and the Company’s counterclaims proceeded to a trial that was held on July 22 and 23, 2025, and the Court will issue a ruling on those claims and counterclaims, including a request that the Company will make for an order setting aside the partial summary judgment award, on or after September 18, 2025, which is the date upon which closing arguments for the trial have been scheduled to be presented. In addition, the judge has issued, pending entry of a judgment or further Court order, a limited asset restraint with respect to the partial summary judgment motion granted in favor of O’Connor, which prohibits payment of dividends and transfers of assets to shareholders except as payment of salary to an employee in the ordinary course of business, and which also directed the Company to place three (3) million shares of its subsidiary Thoughtful Media Group, Inc., in escrow as security for a potential judgment in O’Connor’s favor. The Company intends to continue to defend O’Connor’s claims and Society Pass’s counterclaims vigorously.

The third case was brought by the Company against former employees Narain and O’Connor, in addition to two companies they started, operating under the name Growth Hero. This litigation involves Society Pass’s claims against O’Connor, CVO and certain companies associated with O’Connor and Narain for, inter alia, breach of contract, breach of fiduciary duty, unfair competition, and misappropriation of trade secrets. The court dismissed the claims against Narain on the basis of the prior pending action involving Narain and Society Pass, where these claims could be asserted. The other defendants in this case have not responded to the complaint and no discovery has been conducted in this case yet. Society Pass intends to vigorously pursue its claims in this action.

The Company disputes each claim asserted against it in the above-referenced matters and intends to defend the pending actions and pursue its counterclaims and claims therein vigorously. However, the ultimate outcome of these matters remains uncertain. While the Company is confident in its defenses in these pending matters, there can be no assurance that it will prevail and that any damages that may be awarded will not be material to the results of operations or financial condition of the Company.

On December 2, 2021, an arbitration tribunal issued a final award (the “Final Award”) in favor of claimant Yeah1 Group Corporation against respondents Adactive Media, Inc. and the Company’s indirect subsidiaries, Adactive Media CA, Inc. and Thoughtful (Thailand) Co., Ltd., ordering the respondents to pay to claimant the sum of $705,537 for legal fees and costs, at an annual interest rate of 5.33% until the date of full payment. Management received the Final Award from a corporate representative of claimant, in September 2024, and determined to record the Final Award as a liability of the Company’s aforementioned indirect subsidiaries. By order dated May 29, 2025, the United States District Court of Central District of California issued an order confirming the Final Award. To date, the Court has not entered a judgment, but the Company anticipates that a judgment will be entered soon, after which the claimant could institute judgment enforcement proceedings against the respondents.

6

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined under the Securities Act of 1933, as amended (the “Securities Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (or the Sarbanes-Oxley Act);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.235 billion or more in annual gross revenues; (ii) the end of fiscal year 2026; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which generally means that we have been public for at least 12 months, have filed at least one annual report, and the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our then-most recently completed second fiscal quarter.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and to the extent we continue to qualify as a “smaller reporting company,” after we cease to qualify as an “emerging growth company,” certain of the exemptions available to us as an “emerging growth company” may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act; (2) scaled executive compensation disclosures; and (3) the ability to provide only two years of audited financial statements, instead of three years.

7

SUMMARY OF RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 16, 2025, and in this prospectus.

Risks Related to Our Business

●	We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

●	If we fail to raise capital when needed it will have a material adverse effect on the Company’s business, financial condition and results of operations.

●	We rely on internet search engines and application marketplaces to drive traffic to our Platform, certain providers of which offer products and services that compete directly with our products. If links to our applications and website are not displayed prominently, traffic to our Platform could decline and our business would be adversely affected..

●	The ecommerce market is highly competitive and if the Company may does not have sufficient resources to maintain marketing, sales and client support efforts on a competitive basis our business could be adversely affected.

●	The market for our Platform is new and unproven.

●	If we are unable to expand our systems or develop or acquire technologies to accommodate increased volume our Platform could be impaired.

●	The Company’s failure to successfully market its brands could result in adverse financial consequences.

●	The Company may not be able to successfully develop and promote new products or services which could result in adverse financial consequences.

●	A decline in the demand for goods and services of the merchants included in the Platform could result in adverse financial consequences.

●	The effective operation of the Company’s platform is dependent on technical infrastructure and certain third-party service providers.

●	There is no assurance that the Company will be profitable.

●	We could lose the right to the use of our domain names.

●	We may be required to expend resources to protect Platform information or we may be unable to launch our services.

8

●	Breaches of our online commerce security could occur and could have an adverse effect on our reputation.

●	Our business and operations would suffer in the event of third-party computer system failures, cyber-attacks on third-party systems or deficiency in our cyber security.

●	The Company may not have the ability to manage its growth.

●	The Company may engage in acquisition activity, which could have adverse effects on its business.

●	We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed.

●	Illegal use of our Platform could result in adverse consequences to the Company.

●	We are subject to certain risks by virtue of our international operations.

●	Changes in the economic, political, or legal environment of the Asia Pacific region.

●

Many of the economies in SEA have or are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

●	Our business will be exposed to foreign exchange risk.

●	If inflation increases significantly in SEA or South Asia countries, it could adversely affect our business.

●	Geopolitical unrest in the regions in which we operate could adversely affect our business.

Regulatory Risks

●	The payment processing regulatory regimes of the countries in which we operate could have adverse consequences on our business.

●	Regulation of the internet generally could have adverse consequences on our business.

●	Privacy regulations could have adverse consequences on our business.

●	Regulation of bonus cards could have adverse consequences on our business.

●	The requirements of being a public company.

●	We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

●	We are subject to risks related to litigation and other legal proceedings that may materially adversely affect our business, operating results or financial condition.

●	Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt.

●	We may face potential liability and expense for legal claims based on the content on our Platform.

●	Protection of Intellectual Property Rights are important for the future of our business.

9

Risks Relating to Ownership of Our Securities

●	We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

●	If we fail to meet all applicable Nasdaq requirements and the Nasdaq Stock Market LLC determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, impair the value of your investment and harm our business.

●	The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

●	Future sales of our common stock in the public market could cause the market price of our common stock to decline.

●	If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

●	A possible “short squeeze” due to a sudden increase in demand of our common stocks that largely exceeds supply may lead to price volatility in our common stock.

●	An active market for our common stock in which investors can resell their shares may not continue to exist.

●	Failure to maintain effective controls on financial reporting could have an adverse impact on our business and we have identified a material weakness in our internal control over financial reporting.

●

We may need to implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

●

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

●

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

●	We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

●	We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Nevada law.

10

THE OFFERING

Securities Offered by the Selling Stockholder	Up to 570,452 shares of common stock.

Common Stock Outstanding After Offering	5,361,919 shares, assuming no other shares of common stock are issued by us.

Use of Proceeds	We will not receive any of the proceeds from the sale of the common stock registered hereunder.

Risk Factors	An investment in our common stock involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholder of a significant amount of shares being registered in the registration statement, of which this prospectus forms a part, at any given time could cause the market price of our common stock to decline and to be highly volatile, and we do not have the right to control the timing and amount of any sales by the Selling Stockholder of such shares. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on Page 12.

Trading Symbol on the Nasdaq Capital Market	SOPA

11

RISK FACTORS

The risks and uncertainties described therein and below could materially adversely affect our business, operating results and financial condition, as well as cause the value of our securities to decline. You may lose all or part of your investment as a result. You should also refer to the other information contained in this prospectus, or incorporated by reference, including our financial statements and the notes to those statements, and the information set forth under the caption “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned below. Forward-looking statements included in this prospectus are based on information available to us on the date hereof, and all forward-looking statements in documents incorporated by reference are based on information available to us as of the date of such documents. We disclaim any intent to update any forward-looking statements. The risks described below and contained in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other periodic reports are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business operations.

Risks Related to Our Business

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

The Company has a limited operating history on which to base an evaluation of its business and prospects. The Company is subject to all the risks inherent in a small company seeking to develop, acquire, market and distribute new services, particularly companies in evolving markets such as the internet, technology, and payment systems. The likelihood of the Company’s success must be considered, in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the development, acquisition, introduction, marketing and distribution of new products and services in a competitive environment.

Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company’s services, the ability to attract and retain a suitable client base, and the management of growth. To address these risks, the Company must, among other things, generate increased demand, attract a sufficient clientele base, respond to competitive developments, increase the “SoPa” brand name’s visibility, successfully introduce new services, attract, retain and motivate qualified personnel and upgrade and enhance the Company’s technologies to accommodate expanded service offerings. In view of the rapidly evolving nature of the Company’s business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

The Company is therefore subject to many of the risks common to early-stage enterprises, including the need for capital, personnel, and other resources.

If we fail to raise capital when needed it will have a material adverse effect on the Company’s business, financial condition and results of operations.

The Company has early stage revenue-producing operations and in the future, could be required to raise capital through public or private financing or other arrangements to execute its full business plan. The Company believes the proceeds from future offerings will be sufficient to develop its intermediate plans. However, the Company can give no assurance that all, or even a significant portion of these shares will be sold or, that the moneys raised will be sufficient to execute the entire business plan of the Company. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder’s interest. A failure to raise capital when needed would have a material adverse effect on the Company’s business, financial condition and results of operations. In addition, debt and other debt financing may involve a pledge of assets and may be senior to interests of equity holders. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Company to obtain additional capital or to pursue business opportunities, including potential acquisitions. If adequate funds are not obtained, when and if required, the Company may be required to reduce, curtail, or discontinue operations.

12

We rely on internet search engines and application marketplaces to drive traffic to our Platform, certain providers of which offer products and services that compete directly with our products. If links to our applications and website are not displayed prominently, traffic to our Platform could decline and our business would be adversely affected.

We rely heavily on Internet search engines, such as Google, to drive traffic to, and market, our Platform through their unpaid search results and on application marketplaces, such as Apple’s App Store and Google’s Play, to drive downloads of our applications. Although search results and application marketplaces have allowed us to attract an audience with low organic traffic acquisition costs to date, if they fail to drive sufficient traffic to our Platform, we may need to increase our marketing and spend to acquire additional traffic. We cannot assure you that the value we ultimately derive from any such additional traffic would exceed the cost of acquisition, and any increase in marketing expense may in turn harm our operating results.

The amount of traffic we attract from search engines is due in large part to how and where information from and links to our website are displayed on search engine result pages. The display, including rankings, of unpaid search results can be affected by a number of factors, many of which are not in our direct control, and may change frequently. Search engines have made changes in the past to their ranking algorithms, methodologies and design layouts that have reduced the prominence of links to our Platform and negatively impacted our traffic, and we expect they will continue to make such changes from time to time in the future. Similarly, Apple, Google or other marketplace operators may make changes to their marketplaces that make access to our products more difficult. For example, our applications may receive unfavorable treatment compared to the promotion and placement of competing applications, such as the order in which they appear within marketplaces.

We may not know how or otherwise be in a position to influence search results or our treatment in application marketplaces. With respect to search results in particular, even when search engines announce the details of their methodologies, their parameters may change from time to time, be poorly defined or be inconsistently interpreted. For example, Google previously announced that the rankings of sites showing certain types of app install interstitials could be penalized on its mobile search results pages. While we believe the type of interstitial we currently use is not being penalized, we cannot guarantee that Google will not unexpectedly penalize our app install interstitials, causing links to our mobile website to be featured less prominently in Google’s mobile search results and harming traffic to our Platform as a result.

In some instances, search engine companies and application marketplaces may change their displays or rankings in order to promote their own competing products or services or the products or services of one or more of our competitors. For example, Google has integrated its local product offering with certain of its products, including search and maps. The resulting promotion of Google’s own competing products in its web search results has negatively impacted the search ranking of our website. Because Google in particular is the most significant source of traffic to our website, accounting for a substantial portion of the visits to our website, our success depends on our ability to maintain a prominent presence in search results for queries regarding local businesses on Google. As a result, Google’s promotion of its own competing products, or similar actions by Google in the future that have the effect of reducing our prominence or ranking on its search results, could have a substantial negative effect on our business and results of operations.

13

The ecommerce market is highly competitive and if the Company may does not have sufficient resources to maintain marketing, sales and client support efforts on a competitive basis our business could be adversely affected.

The internet-based ecommerce business is highly competitive and the Company competes with several different types of companies that offer some form of user-vendor connection experience, payment processing and/or funds transfer content, as well as marketing data companies. Certain of these competitors may have greater industry experience or financial and other resources than the Company.

To become and remain competitive, the Company will require marketing, sales, and client support. The Company may not have sufficient resources to maintain marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of operations of the Company. The Company intends to differentiate itself from competitors by developing a payments platform that allows consumers and merchants to accept and use bonus points.

The market for our vertical’s offerings is rapidly evolving and intensely competitive, and the Company expects competition to intensify further in the future. There is no guarantee that any factors that differentiate the Company from its competitors will give the Company a market advantage or continue to be a differentiating factor for the Company in the foreseeable future. Competitive pressures created by any one of the above-mentioned companies (and other direct or indirect competitors), or by the Company’s competitors collectively, could have a material adverse effect on the Company’s business, results of operations and financial condition.

The market for our Platform is new and unproven.

We were founded in 2018 and since our inception have been creating products for the developing and rapidly evolving market for API-based software platforms, a market that is largely unproven and is subject to a number of inherent risks and uncertainties. We believe that our future success will depend in large part on the growth, if any, in the market for software platforms that provide features and functionality to create next generation digital ecosystem and loyalty platform. It is difficult to predict customer adoption and renewal rates, customer demand for our solutions, the size and growth rate of the overall market that our Platform addresses, the entry of competitive products or the success of existing competitive products. Any expansion of the market our Platform addresses depends upon a number of factors, including the cost, performance, and perceived value associated with such solutions. If the market our Platform addresses does not achieve significant additional growth or there is a reduction in demand for such solutions caused by a lack of customer acceptance, technological challenges, competing technologies and products or decreases in corporate spending, it could have a material adverse effect on the Company’s business, results of operations and financial condition.

If we are unable to expand our systems or develop or acquire technologies to accommodate increased volume our Platform could be impaired.

We seek to generate a high volume of traffic and transactions through our technologies. Accordingly, the satisfactory performance, reliability and availability of the Company’s website and platform, processing systems and network infrastructure are critical to our reputation and our ability to attract and retain large numbers of users who transact sales on our platform while maintaining adequate customer service levels. The Company’s revenues depend, in substantial way, on the volume of user transactions that are successfully completed. Any system interruptions that result in the unavailability of our service or reduced customer activity would ultimately reduce the volume of transactions completed. Interruptions of service may also diminish the attractiveness of our company and its services. Any substantial increase in the volume of traffic on our website or Platform or in the number of transactions being conducted by customers will require us to expand and upgrade our technology, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our Platform or timely expand and upgrade our systems and infrastructure to accommodate such increases in a timely manner. Any failure to expand or upgrade our systems could have a material adverse effect on the Company’s business, results of operations and financial condition.

14

The Company uses internally developed systems to operate its service. The Company must continually enhance and improve these systems in order to accommodate the level of use of its products and services and increase its security. Furthermore, in the future, the Company may add new features and functionality to its services that would result in the need to develop or license additional technologies. The Company’s inability to add new software and hardware to develop and further upgrade its existing technology, transaction processing systems or network infrastructure to accommodate increased traffic on its platforms or increased transaction volume through its processing systems or to provide new features or functionality may cause unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality of the user’s experience on the Company’s service, and delays in reporting accurate financial information. There can be no assurance that the Company will be able in a timely manner to effectively upgrade and expand its systems or to integrate smoothly any newly developed or purchased technologies with its existing systems. Any inability to do so would have a material adverse effect on the Company’s business, results of operations and financial condition.

The Company’s failure to successfully market its brands could result in adverse financial consequences.

The Company believes that continuing to strengthen its brands is critical to achieving widespread acceptance of the Company, particularly in light of the competitive nature of the Company’s market. Promoting and positioning its brands will depend largely on the success of the Company’s marketing efforts and the ability of the Company to provide high quality services. In order to promote its brand, the Company will need to increase its marketing budget and otherwise increase its financial commitment to creating and maintaining brand loyalty among users. There can be no assurance that brand promotion activities will yield increased revenues or that any such revenues would offset the expenses incurred by the Company in building its brand. Further, there can be no assurance that any new users attracted to the Company will conduct transactions over the Company on a regular basis. If the Company fails to promote and maintain its brand or incurs substantial expenses in an attempt to promote and maintain its brand or if the Company’s existing or future strategic relationships fail to promote the Company’s brand or increase brand awareness, the Company’s business, results of operations and financial condition would be materially adversely affected.

The Company may not be able to successfully develop and promote new products or services which could result in adverse financial consequences.

The Company plans to expand its operations by developing and promoting new or complementary services, products or transaction formats or expanding the breadth and depth of services or expanding the offering of its services to other countries in SEA. There can be no assurance that the Company will be able to expand its operations in a cost-effective or timely manner or that any such efforts will maintain or increase overall market acceptance. Furthermore, any new business or service launched by the Company that is not favorably received by consumers could damage the Company’s reputation and diminish the value of its brand. Expansion of the Company’s operations in this manner would also require significant additional expenses and development, operations and other resources and would strain the Company’s management, financial and operational resources. The lack of market acceptance of such services or the Company’s inability to generate satisfactory revenues from such expanded services to offset their cost could have a material adverse effect on the Company’s business, results of operations and financial condition.

In addition, if we are unable to keep up with changes in technology and new hardware, software and services offerings, for example, by providing the appropriate training to our account managers, sales technology specialists, engineers and consultants to enable them to effectively sell and deliver such new offerings to customers, our business, results of operations, or financial condition could be adversely affected.

A decline in the demand for goods and services of the merchants included in the Platform could result in adverse financial consequences.

The Company expects to derive most of its revenues from fees from successfully completed transactions on its consumer facing platforms. The Company’s future revenues will depend upon continued demand for the types of goods and services that are offered by Company and the merchants that are included on such platforms. Any decline in demand for the goods offered through the Company’s services as a result of changes in consumer trends could have a material adverse effect on the Company’s business, results of operations and financial condition.

The effective operation of the Company’s platform is dependent on technical infrastructure and certain third-party service providers.

Our ability to attract, retain, and serve customers is dependent upon the reliable performance of our Platform and the underlying technical infrastructure. We may fail to effectively scale and grow our technical infrastructure to accommodate these increased demands. In addition, our business will be reliant upon third party partners such as financial service providers and cash-out providers, payment terminals and equipment providers. Any disruption or failure in the services from third party partners used to facilitate our business could harm our business. Any financial or other difficulties these partners face may adversely affect our business, and we exercise little control over these partners, which increases vulnerability to problems with the services they provide.

15

There is no assurance that the Company will be profitable.

There is no assurance that we will earn profits in the future, or that profitability will be sustained. There is no assurance that future revenues will be sufficient to generate the funds required to continue our business development and marketing activities. If we do not have sufficient capital to fund our operations, we may be required to reduce our sales and marketing efforts or forego certain business opportunities.

We could lose the right to the use of our domain names.

We have registered domain names for our website that we use in our business. If we lose the ability to use a domain name, whether due to trademark claims, failure to renew the applicable registration, or any other cause, we may be forced to market our products under a new domain name, which could cause us substantial harm, or to incur significant expense in order to purchase rights to the domain name in question. In addition, our competitors and others could attempt to capitalize on our brand recognition by using domain names similar to ours, especially in the light of our expected expansion in SEA. Domain names similar to ours may be registered in the United States and elsewhere. We may be unable to prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks. Protecting and enforcing our rights in our domain names may require litigation, which could result in substantial costs and diversion of management’s attention.

We may be required to expend resources to protect Platform information or we may be unable to launch our services.

From time to time, other companies may copy information from our Platform, through website scraping, robots or other means, and publish or aggregate it with other information for their own benefit. We have no assurance other companies will not copy, publish or aggregate content from our Platform in the future. When third parties copy, publish, or aggregate content from our Platform, it makes them more competitive, and decreases the likelihood that consumers will visit our website or use our mobile app to find the information they seek, which could negatively affect our business, results of operations and financial condition. We may not be able to detect such third-party conduct in a timely manner and, even if we could, we may not be able to prevent it. In some cases, particularly in the case of websites operating outside of the United States, our available remedies may be inadequate to protect us against such practices. In addition, we may be required to expend significant financial or other resources to successfully enforce our rights.

Breaches of our online commerce security could occur and could have an adverse effect on our reputation.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. There can be no assurance that advances in computer capabilities, new discoveries in the field of cryptography and cybersecurity, or other events or developments will not result in a compromise or breach of the technology used by the Company to protect customer transaction data. If any such compromise of the Company’s security were to occur, it could have a material adverse effect on the Company’s reputation and, therefore, on its business, results of operations and financial condition. Furthermore, a party who is able to circumvent the Company’s security measures could misappropriate proprietary information or cause interruptions in the Company’s operations. The Company may be required to expend significant capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches. Concerns over the security of transactions conducted on the Internet and other online services and the privacy of users may also inhibit the growth of the Internet and other online services generally, and the Web in particular, especially as a means of conducting commercial transactions. To the extent that activities of the Company involve the storage and transmission of proprietary information, security breaches could damage the Company’s reputation and expose the Company to a risk of loss or litigation and possible liability. There can be no assurance that the Company’s security measures will prevent security breaches or that failure to prevent such security breaches will not have a material adverse effect on the Company’s business, results of operations and financial condition.

16

Our business and operations would suffer in the event of third-party computer system failures, cyber-attacks on third-party systems or deficiency in our cyber security.

We rely on information technology (IT) systems, including third-party “cloud based” service providers, to keep financial records, maintain laboratory data, clinical data, and corporate records, to communicate with staff and external parties and to operate other critical functions. This includes critical system such as email, other communication tools, electronic document repositories and archives. If any of these third-party information technology providers are compromised due to computer viruses, unauthorized access, malware, natural disasters, fire, terrorism, war and telecommunication failures, electrical failure, cyber-attacks or cyber-intrusions over the internet, then sensitive emails or documents could be exposed or deleted. Similarly, we could incur business disruption of our access to the internet is compromised, and we are unable to connect with third-party IT providers. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments and cyber terrorist, has general increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. In addition, we reply on those third parties to safeguard important confidential personal data regarding our employees and customers enrolled in our platform. If a disruption event were to occur and caused interruptions in a third-party IT provider’s operation, it could result in a disruption of our platform operation. To the extent that any disruption or security breach results in a loss of damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and development of our platform could be delayed or could fail.

The Company may engage in acquisition activity, which could have adverse effects on its business.

If appropriate opportunities present themselves, the Company intends to acquire, as the Company did in 2022 and 2023, businesses, technologies, platforms, services, or products that the Company believes are strategic. The Company currently has no binding commitments or agreements with respect to any material acquisition. While the Company is discussing potential acquisitions, there can be no assurance that the Company will be able to successfully negotiate currently contemplated acquisitions or successfully negotiate or finance future contemplated acquisitions, or to integrate such acquisitions with its current business. The process of integrating an acquired business, technology, service or product into the Company may result in unforeseen operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of the Company’s business. Future contemplated acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to goodwill and other intangible assets, which could materially adversely affect the Company’s business, results of operations and financial condition. Any future contemplated acquisitions of other businesses, technologies, services or products might require the Company to obtain additional equity or debt financing, which might not be available on terms favorable to the Company, or at all, and such financing, if available, might be dilutive.

17

We rely on the performance of highly skilled personnel, and if we are unable to attract, retain and motivate well-qualified employees, our business could be harmed.

The Company is, and will be, heavily dependent on the skill, acumen and services of the management and other employees of the Company. Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. All of our officers and employees are at-will employees, which means they may terminate their employment relationship with us at any time, although several of our executive officers are required to give the Company written notice if they resign for other than Good Reason (as defined in the employment agreements), and their knowledge of our business and industry would be extremely difficult to replace. We cannot ensure that we will be able to retain the services of any members of our senior management or other key employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business could be harmed.

Executive may terminate the employment agreements other than for good reason upon thirty (30) days’ written notice to Company.

Illegal use of our Platform could result in adverse consequences to the Company.

Despite measures the Company will implement to detect and prevent identify theft or other fraud our Platform remains susceptible to potentially illegal or improper uses. Despite measures the Company will take to detect and lessen the risk of this kind of conduct, the Company cannot assure that these measures will succeed. The Company’s business could suffer if customers use the Platform for illegal or improper purposes.

If merchants on our Platform are operating illegally, the Company could be subject to civil and criminal lawsuits, administrative action, and prosecution for, among other things, money laundering or for aiding and abetting violations of law. The Company would lose the revenues associated with these accounts and could be subject to material penalties and fines, both of which would seriously harm its business.

We are subject to certain risks by virtue of our international operations.

We operate and expand internationally. We expect to expand our international operations significantly by accessing new markets abroad and expanding our offerings in new languages: not less than all languages in SEA countries. Our platform is now available in English and several other languages. However, we may have difficulty modifying our technology and content for use in non-English-speaking markets or fostering new communities in non-English-speaking markets. Our ability to manage our business and conduct our operations internationally requires considerable management attention and resources, and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems, and commercial infrastructures. Furthermore, in most international markets, we would not be the first entrant, and our competitors may be better positioned than we are to succeed. Expanding internationally may subject us to risks that we have either not faced before or increase our exposure to risks that we currently face, including risks associated with:

●	recruiting and retaining qualified, multi-lingual employees, including customer support personnel;

●	increased competition from local websites and guides and potential preferences by local populations for local providers;

●	compliance with applicable foreign laws and regulations, including different privacy, censorship and liability standards and regulations and different intellectual property laws;

●	providing solutions in different languages for different cultures, which may require that we modify our solutions and features to ensure that they are culturally relevant in different countries;

●	the enforceability of our intellectual property rights;

●	credit risk and higher levels of payment fraud;

●	compliance with anti-bribery laws;

18

●	currency exchange rate fluctuations;

●	foreign exchange controls that might prevent us from repatriating cash earned outside the United States;

●	political and economic instability in some countries;

●	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate; and

●	higher costs of doing business internationally.

Changes in the economic, political, or legal environment of the Asia Pacific region.

Majority of our revenues are derived from SEA. As a result, our business is subject to the economic, political and legal environment in SEA. The economies of SEA differ from other countries in various respects such as government involvement, level of development, growth rate, allocation of resources and inflation rate. Prior to the 1990s, many SEA countries relied on a planned economy. State-owned enterprises still account for a substantial portion of SEA’s industrial output, though governments in general are reducing the level of direct control that they exercise over the economy through state plans and other measures. It is our understanding that there is an increasing level of freedom and autonomy in areas such as resource allocation, production and management and a gradual shift in emphasis to market economies and enterprise reform.

Other than Singapore, the legal systems of SEA countries in which the Company operates, also differ from most common law jurisdictions, in that they are systems in which decided legal cases have little precedential value. The laws and regulations are subject to broad and varying interpretations by government officials, courts, and lawyers. The courts of some countries of Asia Pacific region have the power to read implied terms into contracts, adding a further layer of uncertainty. As a result, government officials, courts and lawyers often express different views on the legality, validity and effect of a particular legal document. In addition, the views of a governmental authority received on a particular issue have no binding effect or finality, so there is no guarantee that similar issues will be dealt with in a similar way by other governmental authorities. Furthermore, recognition and enforcement of legal rights through Asia Pacific region’s national courts, arbitration centers and administrative agencies in the event of a dispute is uncertain.

As part of their transition from planned economies to more market-oriented ones, the governments implemented a series of economic reforms, including lowering trade barriers and import quotas to encourage and promote foreign investment. The governments promulgated a series of laws and regulations on local and foreign investment, which set out the types of corporate vehicle investors may establish to carry out their investment projects. Nevertheless, conflicting interpretations between local regulators in different provinces in a country, and between different ministries can create confusion over key issues in certain countries. Many of the reforms in SEA are unprecedented or experimental and may be subject to revision, change or abolition, depending upon the outcome of these experiments. Furthermore, there can be no assurance that the governments will continue to pursue policies of economic reform or that any reforms will be successful or the impetus to reform will continue. If any of these changes adversely affect us or our business, or if we are unable to capitalize on the economic reform measures of the pertinent governments, our business, results of operations and financial condition could be adversely affected.

Many of the economies in SEA have or are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

While many of the economies in SEA have experienced rapid growth over the last two decades, they have also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If our revenues rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth.

19

Our business will be exposed to foreign exchange risk.

We derive majority of our revenue from the operations of our Platform in SEA and expect to derive our revenue from SEA. Our functional currencies will by necessity be the currencies of the countries of SEA. Our reporting currency is the U.S. dollar. We translate our results of operations using the average exchange rate for the period, unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions, and we translate our financial position at the period-end exchange rate. Accordingly, any significant fluctuation between the currencies of countries of SEA and South Asia on the one hand and the U.S. dollar on the other could expose us to foreign exchange risk.

A significant depreciation in many of the currencies of countries of SEA against major foreign currencies may have a material adverse impact on our results of operations and financial condition because our reporting currency is the U.S. dollar. If, in the future, significant depreciation in many of the currencies of countries of SEA, we may be unable to meet any foreign currency payment obligations.

If inflation increases significantly in SEA or South Asia countries, it could adversely affect our business.

Should inflation in SEA countries increase significantly, our costs, including our staff costs and transportation are expected to increase. Furthermore, high inflation rates could have an adverse effect on the countries’ economic growth, business climate and dampen consumer purchasing power. As a result, a high inflation rate in SEA countries could materially and adversely affect our business, results of operations, financial condition and prospects.

Geopolitical unrest in the regions in which we operate could adversely affect our business.

Most of our operations and business activities are conducted in SEA, whose economies and legal systems remain susceptible to risks associated with an emerging economy and which is subject to higher geopolitical risks than developed countries. Examples include the social unrests in 2014 in Vietnam targeting China-related businesses and ongoing territorial and other disputes between Vietnam and its neighboring countries in Asia. Social and political unrest could give rise to various risks, such as loss of employment and safety and security risks to persons and property. Any such event may in turn have a material and adverse effect on our business, results of operations and financial position.

Recently, Russia initiated significant military action against Ukraine. In response, the U.S. and certain other countries imposed significant sanctions and export controls against Russia, Belarus and certain individuals and entities connected to Russian or Belarusian political, business, and financial organizations, and the U.S. and certain other countries could impose further sanctions, trade restrictions, and other retaliatory actions should the conflict continue or worsen. It is not possible to predict the broader consequences of the conflict, including related geopolitical tensions, and the measures and retaliatory actions taken by the U.S. and other countries in respect thereof as well as any counter measures or retaliatory actions by Russia or Belarus in response, including, for example, potential cyberattacks or the disruption of energy exports, is likely to cause regional instability, geopolitical shifts, and could materially adversely affect regional economies and the global economy. The situation remains uncertain, and while it is difficult to predict the impact of any of the foregoing, the conflict and actions taken in response to the conflict could increase our costs, disrupt our supply chain, reduce our sales and earnings, impair our ability to raise additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

20

Regulatory Risks

The payment processing regulatory regimes of the countries in which we operate could have adverse consequences on our business.

From time-to-time, governments and regulatory bodies may review the legislation and regulations applied to the e-commerce and payment processing industry in which the Company operates. Such reviews could result in the enactment of new laws and/or the adoption of new regulations in SEA, South Asia, the US or elsewhere, which might adversely impact businesses in those countries in general and consequently, may threaten the Company’s growth prospects. More specifically, the Company is operating in the e-commerce and payment processing industry, which is strictly regulated. Regulation is extensive and designed to protect consumers and the public, while providing standard guidelines for business operations. In the offering of its products, the Company is subject to certain federal and provincial laws and regulations relating to its financial product offerings, including laws and regulations governing such things as Know-Your-Customer (KYC), Anti-Money Laundering (AML), Anti-Terrorist Financing (ATF) and safeguarding the privacy of customers’ personal information. Failure to comply with, or changes to, existing or future laws and regulations could result in significant unforeseen costs and limitations, and could have an adverse impact on the Company’s business, results of operations and/or financial condition

Regulation of the internet generally could have adverse consequences on our business.

We are also subject to general business regulations and laws in SEA specifically governing the internet and e-commerce. Existing and future laws and regulations may impede the growth of the Internet, e-commerce or other online services, and increase the cost of providing online services. These regulations and laws may cover sweepstakes, taxation, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, broadband residential Internet access and the characteristics and quality of services. It is not clear how existing laws governing issues such as property ownership, sales, use and other taxes, libel and personal privacy apply to the internet and e-commerce. Unfavorable resolution of these issues may harm our business and results of operations.

Privacy regulations could have adverse consequences on our business.

We receive, collect, store, process, transfer, and use personal information and other user data. There are numerous international laws and regulations regarding privacy, data protection, information security, and the collection, storing, sharing, use, processing, transfer, disclosure, and protection of personal information and other content, the scope of which are changing, subject to differing interpretations, and may be inconsistent among countries, or conflict with other laws and regulations. We are also subject to the terms of our privacy policies and obligations to third parties related to privacy, data protection, and information security. We strive to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy, data protection, and information security to the extent possible. However, the regulatory framework for privacy and data protection worldwide is, and is likely to remain for the foreseeable future, uncertain and complex, and it is possible that these or other actual or alleged obligations may be interpreted and applied in a manner that we do not anticipate or that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Further, any significant change to applicable laws, regulations, or industry practices regarding the collection, use, retention, security, or disclosure of our users’ data, or their interpretation, or any changes regarding the manner in which the express or implied consent of users for the collection, use, retention, or disclosure of such data must be obtained, could increase our costs and require us to modify our services and features, possibly in a material manner, which we may be unable to complete, and may limit our ability to store and process user data or develop new services and features.

We also expect that there will continue to be new laws, regulations, and industry standards concerning privacy, data protection, and information security proposed and enacted in various jurisdictions.

Any failure or perceived failure by us to comply with our posted privacy policies, our privacy-related obligations to users or other third parties, or any other legal obligations or regulatory requirements relating to privacy, data protection, or information security may result in governmental investigations or enforcement actions, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise have an adverse effect on our reputation and business. Furthermore, the costs of compliance with, and other burdens imposed by, the laws, regulations, and policies that are applicable to the businesses of our users may limit the adoption and use of, and reduce the overall demand for, our Platform.

21

Additionally, if third parties we work with violate applicable laws, regulations, or agreements, such violations may put our users’ data at risk, could result in governmental investigations or enforcement actions, fines, litigation, claims, or public statements against us by consumer advocacy groups or others and could result in significant liability, cause our users to lose trust in us, and otherwise have an adverse effect on our reputation and business. Further, public scrutiny of or complaints about technology companies or their data handling or data protection practices, even if unrelated to our business, industry, or operations, may lead to increased scrutiny of technology companies, including us, and may cause government agencies to enact additional regulatory requirements, or to modify their enforcement or investigation activities, which may increase our costs and risks.

Regulation of bonus cards could have adverse consequences on our business.

Our platform’s payment system inevitably provides our customers with bonuses that may or may not be deemed gift certificates, store gift cards, general-use prepaid cards, or other vouchers, or “gift cards”, subject to, various laws of multiple jurisdictions. Many of these laws include specific disclosure requirements and prohibitions or limitations on the use of expiration dates and the imposition of certain fees. Various companies that provided deal products similar to ours around the world are currently or were defendants in purported class action lawsuits.

The application of various other laws and regulations to our products is uncertain. These include laws and regulations pertaining to unclaimed and abandoned property, partial redemption, revenue-sharing restrictions on certain trade groups and professions, sales and other local taxes and the sale of alcoholic beverages. In addition, we may become, or be determined to be, subject to United States federal or state laws or laws in SEA or South Asia countries we operate regulating money transmitters or aimed at preventing money laundering or terrorist financing, including the Bank Secrecy Act, the USA PATRIOT Act and other similar future laws or regulations in the United States and in the applicable SEA or South Asia countries.

If we become subject to claims or are required to alter our business practices as a result of current or future laws and regulations, our revenue could decrease, our costs could increase and our business could otherwise be harmed. In addition, the costs and expenses associated with defending any actions related to such additional laws and regulations and any payments of related penalties, fines, judgments or settlements could harm our business.

The requirements of being a public company.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm our business and operating results. We may need to hire more employees in the future to comply with these requirements, which will increase our costs and expenses.

22

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and Remuneration Committee, and qualified executive officers.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in increased threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in Asia, which may experience corruption. Our activities in Asia create the risk of unauthorized payments or offers of payments by one of the employees, consultants or agents of our company, because these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

We are subject to risks related to litigation and other legal proceedings that may materially adversely affect our business, operating results or financial condition.

The Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit. From time to time in the ordinary course of its business, we may become involved in various legal proceedings, including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause us to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, operating results or financial condition. Please refer to “Legal Proceedings” on page 6 of this prospectus for additional disclosure related to the Company’s current legal proceedings.

Even if the claims are without merit, the costs associated with defending these types of claims may be substantial, both in terms of time, money, and management distraction. In particular, patent and other intellectual property litigation may be protracted and expensive, and the results are difficult to predict and may require us to stop offering certain features, purchase licenses or modify our products and features while we develop non-infringing substitutes or may result in significant settlement costs. We do not own any patents, and, therefore, may be unable to deter competitors or others from pursuing patent or other intellectual property infringement claims against us.

23

The results of litigation and claims to which we may be subject cannot be predicted with certainty. Even if these matters do not result in litigation or are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our business, results or operations and reputation.

Our financial statements have been prepared on a going-concern basis and our continued operations are in doubt.

The financial statements have been prepared on a going concern basis under which an entity is considered to be able to realize its assets and satisfy its liabilities in the ordinary course of business. Our future operations may be dependent upon the identification and successful completion of equity or debt financing and the achievement of profitable operations at an indeterminate time in the future. There can be no assurances that we will be successful in completing an equity or debt financing or in achieving profitability.

We may face potential liability and expense for legal claims based on the content on our Platform.

We may face potential liability and expense for legal claims relating to the information that we publish on our website and our Platform, including claims for defamation, libel, negligence and copyright or trademark infringement, among others. For example, businesses may in the future claim, that we are responsible for defamatory reviews posted by our users. These claims could divert management time and attention away from our business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, we may elect or be compelled to remove content or may be forced to pay substantial damages if we are unsuccessful in our efforts to defend against these claims. If we elect or are compelled to remove valuable content from our website or mobile app, our Platform may become less useful to consumers and our traffic may decline, which could have a negative impact on our business and financial performance.

Protection of Intellectual Property Rights are important for the future of our business.

The future success of our business is dependent upon the intellectual property rights surrounding the technology, including trade secrets, know-how and continuing technological innovation. Although we will seek to protect our proprietary rights, our actions may be inadequate to protect any proprietary rights or to prevent others from claiming violations of their proprietary rights. There can be no assurance that other companies are not investigating or developing other technologies that are similar to our technology. In addition, effective intellectual property protection may be unenforceable or limited in certain countries, and the global nature of the Internet makes it impossible to control the ultimate designation of our technology. Any of these claims, with or without merit, could subject us to costly litigation. If the protection of proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished. Any of these events could have an adverse effect on our business and financial results.

Effective trade secret, copyright, trademark and domain name protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and expenses and the costs of defending our rights. We are seeking to protect our trademarks and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful or which we may not pursue in every location. Litigation may be necessary to enforce our intellectual property rights, protect our respective trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our brand. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed.

24

Risks Relating to Ownership of Our Securities

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our common stock.

Although our common stock is currently listed on Nasdaq, we must meet certain regulatory, financial and liquidity criteria to maintain such listing, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

If we fail to meet all applicable Nasdaq requirements and the Nasdaq Stock Market LLC determines to delist our common stock, the delisting could adversely affect the market liquidity of our common stock, impair the value of your investment and harm our business.

On August 21, 2024, we received a letter from Nasdaq indicating that, the Company does not presently comply with Nasdaq’s Listing Rule 5550(b)(1), which requires that the Company maintain a minimum of $2.5 million in stockholders’ equity, and that the Company also does not meet the alternatives of market value of listed securities or net income from continuing operations set forth in the Listing Rule. On February 18, 2025, we received written notice from Nasdaq indicating that based upon the Company’s continued non-compliance with Rule 5550(b)(2) which requires that the Company shall maintain at least $2,500,000 stockholders’ equity, the Nasdaq staff has determined to delist the Company’s common stock from the Nasdaq Capital Market effective February 27, 2025 unless the Company timely requests an appeal of this determination before the Nasdaq Hearings Panel (the “Panel”) by February 25, 2025. On April 9, 2025, the Panel issued a decision that granted the Company’s request to continue its listing on Nasdaq based on the information presented. The Panel has determined to grant the Company’s request for an exception until June 30, 2025, and further extended to August 18, 2025.

On December 6, 2024, we received a letter (the “December 2024 Nasdaq Staff Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, for the last thirty (30) consecutive business days, the bid price for the Company’s common stock had closed below the minimum $1.00 per share requirement for continued listing. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days to regain compliance. Since then, the staff of Nasdaq has determined that for the last eleven consecutive business days, from January 31 through February 14, 2025, the closing bid price for the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2).

If we fail to meet the applicable Nasdaq requirements in the future and Nasdaq determines to delist our common stock, the delisting could substantially decrease trading in our common stock and adversely affect the market liquidity of our common stock; adversely affect our ability to obtain financing on acceptable terms, if at all, for the continuation of our operations; and harm our business. You may be unable to sell your common stock in the United States unless a market can be established or sustained. Additionally, the market price of our common stock may decline further and stockholders may lose some or all of their investment.

25

The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors. In addition to market and industry factors, the market price and trading volume for the common stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our net revenue, earnings and cash flows;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our shareholders, affiliates, directors, officers or employees, our business model, our services or our industry;

●	announcements of new regulations, rules or policies relevant for our business;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and require us to incur significant expenses to defend the suit, which could harm our results of operations.

Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could materially adversely affect our financial condition and results of operations.

Future sales of our common stock in the public market could cause the market price of our common stock to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. Our shareholders may sell all or part of their holdings as soon as any applicable transfer restrictions have ended and such sales could have a negative impact on the market price of our common stock. We are unable to predict the timing of or the effect that such sales may have on the prevailing market price of our common stock.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock could depend in part on the research and reports that certain securities or industry analysts publish about us or our business. Several analysts may cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

26

A possible “short squeeze” due to a sudden increase in demand of our common stocks that largely exceeds supply may lead to price volatility in our common stock.

Investors may purchase our common stock to hedge existing exposure in our common stock or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until investors with short exposure are able to purchase additional shares of common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

Our Founder, Dennis Nguyen, will continue to own a significant percentage of our common stock and our Super Voting Preferred Stock and will be able to exert significant control over matters subject to shareholder approval.

Dennis Nguyen, our Founder and former CEO, currently beneficially owns common stock and Super Voting Preferred Stock that provide him with 82.55% of the voting power of our voting stock. Therefore, even after further offerings, he will have the ability to substantially influence us through this ownership position. For example, he may be able to significantly influence elections of directors, amendments of our organizational documents, or approval of any merger, sale of assets, or other major corporate transaction. His interests may not always coincide with our corporate interests or the interests of other shareholders, and he may act in a manner with which you may not agree or that may not be in the best interests of our other shareholders. So long as he continues to own a significant amount of our equity, he will continue to be able to strongly influence or effectively control our decisions.

An active market for our common stock in which investors can resell their shares may not continue to exist.

Prior to our initial public offering that closed on November 12, 2021, there was no public market for our shares of common stock. Although our common stock began trading on the Nasdaq Capital Market in November 2021, we cannot predict the extent to which an active market for our common stock will develop or be sustained, or how the development of such a market might affect the market price of our common stock. The value of our common stock can be adversely affected by a variety of factors, including problems with the development and expansion of our business offerings, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Failure to maintain effective controls on financial reporting could have an adverse impact on our business and we have identified a material weakness in our internal control over financial reporting.

Prior to our initial public offering in November 2021, we were a private company and had limited accounting and financial reporting personnel and other resources with which to address our internal controls and related procedures. Furthermore, we are a newly public company and are not required to provide a report on internal control over financial reporting as of the end of our most recent fiscal year. While operating as a public company, we and our independent registered public accounting firm may identify material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we are unable to remedy our material weakness, or if we generally fail to establish and maintain effective internal controls appropriate for a public company, we may be unable to produce timely and accurate financial statements, and we may conclude that our internal control over financial reporting is not effective, which could adversely impact our investors’ confidence and our stock price.

27

We may need to implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. Also, our securities are listed on a U.S. national securities exchange and we are required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and U.S. national securities exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are not applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

28

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Mr. Dennis Nguyen, our Founder and Former Chief Executive Officer, is currently the beneficial owner of voting stock that provides him with approximately 82.55% of the voting power of our voting stock. We currently meet the definition of a “controlled company” under the corporate governance standards for NASDAQ listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of the NASDAQ Stock Market.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our Company, we are a “controlled company” as defined under the listing rules of The Nasdaq Stock Market LLC.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our CEO must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Nevada state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Nevada law.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the fullest extent not prohibited by Nevada law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

29

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. We will receive no proceeds from the sale of shares of common stock by the Selling Stockholder.

30

MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the Nasdaq Capital Market under the symbol “SOPA.” A description of our common stock is set forth under the heading “Description of Capital Stock,” beginning on Page 36 of this prospectus.

The last reported sale price for our common stock on August 21, 2025, as reported by Nasdaq, was $1.45 per share.

Holders

As of Aug 21, 2025, we had 114 record holders of our common stock issued and outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Transfer Agent and Registrar

Our transfer agent transfer agent for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone No. is (212) 828-8436.

Dividend Policy

The Company has not declared nor paid any cash dividends on its publicly traded common stock after the completion of our IPO in February 2022. We currently intend to retain earnings and profits, if any, to support our business strategy and do not intend to pay any cash dividends within the foreseeable future. Any future determination to pay cash dividends will be at the sole discretion of our Board of Directors and will depend upon the financial condition of the Company, its operating results, capital requirements, general business conditions and any other factors that our Board of Directors deems relevant.

31

PRIVATE PLACEMENT

Share Purchase Agreement

As we reported in a Current Report on Form 8-K filed with the SEC on June 27, 2025, on June 23, 2025 we entered into a share purchase agreement with Jeremy Ong Shu Lin pursuant to which we agreed to issue and sell to Jeremy Ong Shu Lin an aggregate of 300,000 shares of Company’s common stock, par value $0.0001 per share, at a purchase price of $1.00 per share for gross proceeds of $300,000. The offering was made in a private placement transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

Pre IPO Investors

As pre-IPO investors, Ellwood International Limited and DJM, LLC currently hold 130,232 shares of common stock and 13,300 shares of common stock, respectively.

Compensation

Tan Bien Kiat, John Mackay, Jeremey Miller hold 43,498, 40,524 and 42,898 shares of the Company’s common stock, respectively, as compensation for their service as directors of the Company.

32

SELLING STOCKHOLDER

This Prospectus relates to the possible resale from time to time by the Selling Stockholder named in the table below of any or all of the common stock that has been or may be issued by us to the Selling Stockholder as part of the Placement. We are registering the common stock pursuant to the provisions of the Registration Rights Agreement entered into with the Selling Stockholder in order to permit such Selling Stockholder to offer its shares for resale from time to time.

The table below presents information regarding the Selling Stockholder and the common stock they may offer from time to time under this Prospectus. This table is prepared based on holdings by the Selling Stockholder as of Aug 21, 2025. As used in this prospectus, the term “Selling Stockholder” includes the Selling Stockholder name in the table below, and any donees, pledgees, transferees, or other successors-in-interest selling shares received after the date of this Prospectus from such Selling Stockholder as a gift, pledge, or other non-sale related transfer. The number of shares in the column “Maximum Number of Shares to be Offered for Resale Pursuant to this Prospectus” represents all of the common stock that the Selling Stockholder may offer under this Prospectus. The Selling Stockholder may sell some, all or none of its shares offered by this Prospectus. We do not know how long the Selling Stockholder will hold its shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes common stock with respect to which the Selling Stockholder has voting and investment power. The second column reflects that beneficial ownership limitation. The third column does not, and it assumes that the maximum number of shares to be offered for resale pursuant to this Prospectus has been issued to each Selling Stockholder. The fourth and fifth columns assume the sale of all of the shares offered by the Selling Stockholder pursuant to this Prospectus.

Name of Selling Stockholder	Number of Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Offered for Resale Pursuant to this Prospectus	Number of Shares Beneficially Owned After Offering	Percent of the Class to be Owned After Offering
Jeremy Ong Shu Lin(1)	300,000	300,000	-0-	*
Ellwood International Limited(2)	130,232	130,232	-0-	*
Tan Bien Kiat(3)	43,498	43,498	-0-	*
John Mackay(4)	40,524	40,524	-0-	*
DJM, LLC(5)	13,300	13,300	-0-	*
Jeremy Miller(6)	42,898	42,898	-0-	*

(1)	The address of Jeremy Ong Shu Lin is 50 DRAYCOTT PARK #17-02, Singapore 259396.
(2)	The address of Ellwood International Limited is 375 Pasir Panjang Road, Singapore 118711. The natural control person who has power to vote or dispose of the securities is Tan Bien Kiat.
(3)	The address of Tan Bien Kiat is 375 Pasir Panjang Road, Singapore 118711.
(4)	The address of John Mackay the Granary, Titchbourne Farm, Redlynch, Wiltshire, SP5 2JX, UK.
(5)	The address of DJM, LLC is 11448 Ridgewood Drive, Winona, MN 55987. The natural control person who has power to vote or dispose of the securities is Jeremy Miller.
(6)	The address of Jeremy Miller is 11448 Ridgewood Drive, Winona, MN 55987.

33

PLAN OF DISTRIBUTION

The Selling Stockholder, including any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at market prices prevailing at the time of sale, prices related to prevailing market prices, fixed prices or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlements of short sales;

●	transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;

●	combinations of any such methods of sale; or

●	any other methods permitted pursuant to applicable law.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

34

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities will be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We have agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, or (ii) the sale of all of the securities pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person. We will make copies of this Prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

35

DESCRIPTION OF CAPITAL STOCK

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 100,000,000 shares of capital stock, consisting of 95,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, $0.0001 par value per share, of which 83,500 shares are designated into six separate series.

As of Aug 21, 2025, 5,361,919 shares of our common stock were outstanding and there were approximately 114 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other institutions on behalf of stockholders, this number is not representative of the total number of beneficial owners of our stock.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to limitations under Nevada law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock Generally

As of Aug 21, 2025, 3,500 shares of our preferred stock have been designated Series X Super Voting Preferred Stock, all of which are outstanding.

Super Voting Preferred Stock

We have issued 3,300 shares of our Super Voting Preferred Stock to Dennis Nguyen, our founder and Chief Executive Officer and 200 shares of Super Voting Preferred Stock to Raynauld Liang, our Chief Financial Officer. The following is a summary of the material terms of our Super Voting Preferred Stock.

Voting Rights. Each share of our Super Voting Preferred Stock entitles its holder to 10,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

36

No Dividend Rights. The holders of our Super Voting Preferred Stock are not entitled to any dividend rights.

No Liquidation Rights. The holders of the Super Voting Preferred Stock are not entitled to any liquidation preference.

No Conversion Rights. The shares of our Super Voting Preferred Stock are not convertible into shares of our Common Stock.

No Redemption Rights. The Super Voting Preferred Stock is not subject to redemption right.

Additional Preferred Stock

Our Board has the authority to issue additional preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

While we do not currently have any plans for the issuance of any additional preferred stock, the issuance of additional preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

●	Restricting dividends on the common stock;

●	Diluting the voting power of the common stock;

●	Impairing the liquidation rights of the common stock; or

●	Delaying or preventing a change in control of the Company without further action by the stockholders.

Issued Warrants

As of April 17, 2023, we have outstanding warrants that were issued to certain former holders of our Series C-1 Preferred Stock that were originally exercisable for additional shares of our Series C-1 Preferred Stock (the Series C-1 Warrants”). All of our Series C-1 Preferred Stock was automatically converted into shares of our common stock at a conversion rate of 300 shares of common stock for every share of Series C-1 Preferred Stock held. As of April 17, 2023 we have outstanding 3,860 Series C-1 Warrants that are now exercisable for 1,158,000 shares of our common stock at an exercise price of $1.40 per share. We also have outstanding 144,445 warrants to purchase our common stock that were issued to the underwriter in connection with the consummation of our initial public offering on November 12, 2021. Such warrants have a 5-year term and are exercisable beginning on May 9, 2022, at an exercise price of $9.90 per share.

Options

On November 16, 2021, the Board of Directors awarded Dennis Nguyen a 10-year option to purchase 1,945,270 shares of our common stock at an exercise price of $6.49 as payment for accrued and unpaid bonuses.

37

Restricted Shares

Each member of the Board will receive 3,000 shares of common stock for work prior to the IPO. The Board was also granted shares of common stock having a value of $50,000 based on the ending share price on December 31, 2021, that would vest by January 15, 2022.

Pursuant to his employment agreement, Raynauld Liang, our and Chief Financial Officer and Singapore Country General Manager was issued 814,950 shares of our common stock, of which 651,960 shares are subject to a 2-year vesting period.

Equity Incentive Plan.

On September 23, 2021, we adopted the Society Pass Incorporated 2021 Equity Incentive Plan (the “Plan”), which was approved by both our Board of Directors (the “Board”) and our stockholders. Under the Plan, the Company may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards. Awards of up to 3,133,760 shares of common stock to Company employees, officers, directors, consultants, and advisors are available under the Plan. The type of grant, vesting provisions, exercise price, and expiration dates are to be established by the Board at the date of grant. No grants have been made under the Plan.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

38

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer, LLC. Its address is 18 Lafayette Place, Woodmere, New York 11598, and its telephone No. is (212) 828-8436.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “SOPA”.

39

EXPERTS

The 2024 and 2023 consolidated financial statements of Society Pass Incorporated included in Society Pass Incorporated’s Annual Report on Form 10-K for the years ended December 31, 2024 and 2023, have been audited by Onestop Assurance PAC, the independent registered public accounting firm for the Company, as set forth in their report thereon which includes an explanatory paragraph as to the Company’s ability to continue as a going concern and is incorporated herein by reference. Such financial statements have been incorporated by reference in reliance upon the report pertaining to such financial statements of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Fennemore Craig, P.C.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) with the Securities and Exchange Commission under the Securities Act with respect to the shares of our common stock offered by this Prospectus. This Prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document. The registration statement may be obtained from the website that the Securities and Exchange Commission maintains at www.sec.gov. We file annual, quarterly, and current reports and other information with the Securities and Exchange Commission.

40

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this Prospectus the information in documents we file with it. This means that we can provide you with important information by referring you to those documents. The information incorporated by reference is considered part of this Prospectus. Any information we file later with the SEC will automatically update and supersede this information. Please note that any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in or omitted from this Prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that was furnished and not filed with the SEC, under applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until the offering of the securities described in this Prospectus is terminated. We incorporate by reference the following documents or information that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 16, 2025;

●	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, and June 30, 2025, filed with the SEC on May 20, 2025 and August 13, 2025;

●	Our Current Reports on Form 8-K filed with the SEC on, February 14, 2025, February 24, 2025, April 14, 2025, April 30, 2025, June 6, 2025; June 20, 2025, June 27, 2025, June 30, 2025, July 18, 2025, and August 18, 2025.

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this Prospectus.

We will not, however, incorporate by reference in this Prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

You can obtain any of the filings incorporated by reference into this Prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, at no charge, to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this Prospectus. Written or telephone requests should be directed to: Society Pass Incorporated, 80 Robinson Road, #17-01B, Singapore 068898, telephone number +65 6518-9382, Attention: Chief Executive Officer.

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone else to provide you with different or additional information. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement is accurate as of any date other than the date of those documents.

41

Society Pass Incorporated

UP TO 570,452 SHARES OF COMMON STOCK

PRELIMINARY PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement. All amounts are estimates except the SEC’s registration fee.

	Amount to be Paid
SEC Registration Fee	$109.7
Printing expenses	$500	*
Legal fees and expenses	$25,000	*
Accounting fees and expenses	$5,000	*
Transfer agent and registrar fees	$2,000	*
Miscellaneous expenses	$2,500	*
Total	$35,109.7	*

*	Estimated

Item 14. Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and bylaws, we have agreed to indemnify each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person for whom he or she is a representative) is or was a director or an officer of the Company or is or was serving at the request of the Company in any position or capacity for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity or in any other capacity shall be indemnified and held harmless by the corporation to the fullest extent permitted by Nevada against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith; provided, however, that with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Insofar as indemnification for liability arising under the Securities Act be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

II-1

EXHIBIT INDEX

Exhibit No.	Description
3.1**	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.2**	Amended Bylaws of The Company (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.3**	Certificate of Designation of Series A Convertible Preferred Stock incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.4**	Certificate of Correction of Series A Certificate of Designation filed May 2019 incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.5**	Certificate of Correction to Series A Certificate of Designation filed December 2020 (incorporated by reference to Exhibit 3.5 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.6**	Certificate of Designation of Series B Convertible Preferred Stock (incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.7**	Certificate of Correction of Series B Certificate of Designation (incorporated by reference to Exhibit 3.7 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.8**	Certificate of Designation of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.8 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.9**	Certificate of Correction of Series B-1 Certificate of Designation (incorporated by reference to Exhibit 3.9 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.10**	Certificate of Designation of Series C Convertible Preferred Stock (incorporated by reference to Exhibit 3.10 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.11**	Certificate of Correction of Series C Certificate of Designation (incorporated by reference to Exhibit 3.11 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.12**	Certificate of Designation of Series C-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.12 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.13**	Certificate of Designation for Series X Super Voting Preferred Stock ((incorporated by reference to Exhibit 3.13 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.14**	Certificate of Amendment to Articles of Incorporation to change the authorized capital of the Company, filed December 4, 2018 (incorporated by reference to Exhibit 3.14 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).

II-2

3.15**	Certificate of Amendment to Articles of Incorporation to change the name of Company, filed October 2, 2018 (incorporated by reference to Exhibit 3.15 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.16**	Certificate of Amendment to Articles of Incorporation to effect reverse stock split (incorporated by reference to Exhibit 3.16 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.17**	Certificate of Amendment to Series X Super Voting Preferred Certificate of Designation (incorporated by reference to Exhibit 3.17 to the Company’s Registration Statement No. 333-258056, initially filed on July 20, 2021).
3.18**	Certificate of Change filed with the Secretary of Nevada. (incorporated by reference to Exhibit 3.1 to Company’s Current Report filed on Form 8-K, filed on May 1, 2024).
4.1**	Description of Registrant’s Securities (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed on April 15, 2024).
5.1**	Legal Opinion of Fennemore Craig, P.C.
10.1**	Amendment to the Sales Agreement, dated February 13, 2025, by and between Society Pass Incorporated and Ascendiant Capital Markets, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K filed on February 14, 2025).
10.2**	Share Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report filed on Form 8-K filed on June 27, 2025).
21.1**	List of Subsidiaries of the Company.
23.1*	Consent of Onestop Assurance PAC
101**	Interactive Data Files The following financial information from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, formatted in Inline eXtensible Business Reporting Language (XBRL): (i) Condensed Consolidated Balance Sheets as of December 31, 2023 and 2022, (ii) Condensed Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2023 and 2022, (iii) Condensed Consolidated Statements of Stockholders’ Equity for the years ended December 31, 2023 and 2022 (iv) Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2023 and 2022 and (v) Notes to Consolidated Financial Statements.
104**	The cover page from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, formatted in Inline XBRL (included in Exhibit 101).
107**	Fee table

*	Filed herewith
**	Previously filed
***	To be filed by Amendment

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 22, 2025.

Date: August 22, 2025	SOCIETY PASS INCORPORATED

	By:	/s/ Raynauld Liang
Raynauld Liang
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raynauld Liang	Chief Executive Officer	August 22, 2025
Raynauld Liang	(Principal Executive Officer)

/s/ Tan Yee Siong	Chief Financial Officer	August 22, 2025
Tan Yee Siong	(Principal Financial and Accounting Officer)

/s/ Travis Washko	Director	August 22, 2025
Travis Washko

/s/ Loic Gautier	Director	August 22, 2025
Loic Gautier

/s/ Mark Carrington	Director	August 22, 2025
Mark Carrington

/s/ Michael Dunn	Director	August 22, 2025
Michael Dunn

/s/ Michael Freed	Director	August 22, 2025
Michael Freed

/s/ Vincent Puccio	Director	August 22, 2025
Vincent Puccio

II-4